                                                                    EXHIBIT 10.1


                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT dated as of March 29, 2000 (the "Agreement"), is made and entered into by and between Foothill Independent Bancorp, a California corporation (the "Company"), on the one hand, and each of the following entities or persons (who shall collectively be referred to herein as the "Basswood Group" and individually as a "Member" thereof), on the other hand: Basswood Financial Partners, L.P., a Delaware limited partnership (the "Basswood LP"), Basswood Partners, L.L.C., a Delaware limited liability company ("Basswood LLC"), Basswood Capital Management L.L.C., a Delaware limited liability company ("BCM"), Whitewood Financial Partners, L.P., a Delaware limited partnership ("Whitewood"), Basswood International Fund, Inc., a Cayman Islands exempted company ("Basswood International"), and Matthew Lindenbaum and Bennett Lindenbaum.

                                R E C I T A L S:
                                 - - - - - - - -

         A. The Company's Board of Directors has determined that it would be advantageous and in the best interests of the Company and its shareholders for the Company to repurchase shares of its common stock, without par value (the "Common Stock") and, therefore, has previously approved and directed management to effectuate open market and private purchases of shares of the Company's Common Stock at prices approximating the prevailing prices of the Company's Common Stock in the open market (the "Stock Purchase Program").

         B. The Basswood Group has informed the Company that its members intend to sell the shares of Common Stock of the Company owned by its Members (the "Basswood Shares"), a schedule of which is attached as Exhibit A hereto.

         C. The Company has advised the Basswood Group that, in furtherance of the purposes of its Stock Purchase Program, the Company desires to purchase all of the Basswood Group Shares (which shall sometimes be referred to herein as the "Shares").

         D. According to reports obtained from NASDAQ, the stock market on which the Company's shares are listed for trading, the average of the prices at which shares of Common Stock of the Company have been sold during the 20 trading days immediately preceding the date that substantive negotiations of this Agreement were commenced was $11.55 per share.

         E. The Basswood Group Members are willing to sell the Shares to the Company, and the Company has determined to buy those Shares, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties and covenants of the parties contained herein, the parties hereby agree as follows:

         1. Sale of Basswood Shares. Subject to the terms and conditions set forth hereinafter, at the Closing (as hereinafter defined), each Member of the Basswood Group shall sell, transfer and convey to the Company, free and clear of all claims, liens, pledges, options, security interests, encumbrances, restrictions and adverse interests of any kind or nature whatsoever (collectively, "Liens and Adverse Interests") and, subject to the Company's rights under Section 8(a) below to assign its purchase rights hereunder as and to the extent provided therein, the Company shall purchase from each Member, the number of the Basswood Shares owned beneficially by such Member, as set forth opposite such Member's name on Exhibit A hereto, for a purchase price of eleven and one-half dollars ($11.50) per share (the "Per Share Purchase Price"). The respective amounts payable to each Member of the Basswood Group for all of such Member's Shares is also set forth on Exhibit A hereto (each Member's "Purchase Price"). It shall be a condition precedent to the Company's obligations that the closing price of its shares on the date hereof shall not have declined by more than 20% from the Per Share Purchase Price stated above and it shall be a condition precedent to the obligations of the Basswood Group Members that such closing price shall not have increased by more than 20% from the Per Share Purchase Price.

         2. Payment for and Delivery of Shares. The delivery of the Basswood Group Shares and the payment therefor shall take place concurrently at 10 A.M. on March 31, 2000 or such other date and time that as may be agreed by the parties (the "Settlement Date"). At that time and date the Members shall cause to be effectuated an electronic transfer of ownership of the Basswood Group Shares to the account of the Company and to the account of any Permitted Assigns (as defined in Section 8(a) below) and, on confirmation that such electronic transfer has been made, the Company and such Permitted Assignees, if any, shall pay to each Member such Member's Purchase Price, as set forth in Exhibit A hereto, by wire transfer of funds in accordance with wire transfer instructions received from Basswood LP. In addition to the effectuation of the electronic transfer of the Shares, the Company's obligation to pay for the Basswood Shares shall be subject to the satisfaction of the following conditions: (i) that all of the Basswood Shares are sold to the Company or its Permitted Assigns on or before March 31, 2000, and (ii) that the parties shall have entered into a Settlement Agreement substantially in the form of Exhibit B hereto.

         3. Representations and Warranties of the Company. The Company represents and warrants to the Members of the Basswood Group as follows:

                  (a) The Company has the corporate power and authority to execute and deliver and to perform its obligations under this Agreement;

                  (b) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; and

                   (c) Neither the execution and delivery of, nor the performance by the Company of its obligations under, this Agreement will result in or constitute a breach or violation of, nor is any consent required to be obtained under any contract, instrument or other agreement, written or oral, to which the Company is subject or bound, other than any consent that has been obtained.

         4. Representations and Warranties of the Basswood Group Members. The Members of the Basswood Group jointly and severally represent and warrant to the Company, as follows:

                  (a) Each of the Basswood Members which is not a natural person represents and warrants on its own behalf that (i) it has the corporate, limited liability company or partnership (as applicable) power and authority to execute and deliver, and to perform its obligations under, this Agreement, (ii) the execution, delivery and performance of this Agreement by such Member has been duly authorized by all requisite action of such Member required under applicable law or its organizational documents, and (iii) this Agreement constitutes such Member's valid and binding obligation, enforceable against it in accordance with its terms.

                  (b) Each of the Basswood Group Members who is a natural person represents and warrants on his own behalf that he (i) has the capacity, right, power and authority to execute and deliver, and to perform his obligations under, this Agreement and to consummate the transactions contemplated hereby, and (ii) this Agreement has been duly executed and delivered by such Member and constitutes his valid and binding obligation, enforceable against him in accordance with its terms.

                  (c) Neither the execution and delivery of, nor the performance by the Basswood Group Members of their respective obligations under, this Agreement will result in or constitute a breach or violation of any contract, instrument or other agreement, written or oral, to which any such Basswood Group Member is a party or to which such Member's Shares are subject or bound.

                  (d) Each of the Basswood Group Members owns beneficially (as such term is defined below) the number of shares of Common Stock of the Company set forth opposite his or its name under the column heading "Shares Beneficially Owned" in Exhibit A attached hereto. Except for such shares listed in Exhibit A, none of the Basswood Group Members and no Affiliate or Associate (as hereinafter defined) of any of the Basswood Group Members owns beneficially, or of record, any shares of Common Stock or other voting securities of the Company or any rights, options or other securities that are or may become convertible, exercisable or exchangeable for shares of Common Stock or any other voting securities of the Company.

                  (e) The Basswood Group Members own beneficially the Shares set forth opposite their respective names on Exhibit A and at the time of the Closing shall have the right to, and shall, sell, transfer and convey such Shares to the Company, free and clear of any and all Liens and Adverse Interests of any kind and nature whatsoever, and without any restriction.

                  (f) Each Basswood Group Member possesses and has not assigned or transferred to any Person the right to vote, or the right to give consents with respect to, or any other rights of a shareholder under California law arising out of such Member's ownership of, the Shares set forth opposite such Member's name on Exhibit A. Except as otherwise provided in Section 4 below, no such Member has executed or delivered, and it shall not execute or deliver, to any Person any proxy to vote or exercise consensual rights with respect to any of such Shares and it has not entered and shall not enter into, and none of such Member's shares of Company Common Stock are subject to, any voting trust, power of attorney or other agreement pertaining to the voting or consensual rights, or the exercise of any other shareholder rights, arising out of the ownership of such Shares of Common Stock.

         5. Irrevocable Proxy and Voting Instructions.

                  (a) Each Basswood Group Member hereby constitutes and appoints George E. Langley and Donna Miltenberger, and each of them, individually, with full power of substitution (each, a "Proxy Holder"), as such Member's true and lawful proxy and attorney-in-fact:

                           (i) to vote all the Shares of each Member at any
meeting of the Company's shareholders (and any adjournment or postponement thereof) for which the record date is any date preceding the cancellation of the Shares following their acquisition by the Company hereunder, as the Proxy Holders, or either of them, acting individually, deems appropriate, in his or her sole and absolute discretion, on or with respect to any and all proposals to be voted on at any such meetings, including, but not limited to the Company's Special Shareholders Meeting called for April 25, 2000 at which shareholders of record as of March 17, 2000 will be voting on a proposed reincorporation of the Company and certain changes in its charter and bylaws; and

                           (ii) to execute and deliver any and all written
consents and to exercise all other consensual rights with respect to each such Member's Shares as the Proxy Holders, or either of them, acting individually, deems in his or her sole and absolute discretion to be appropriate.

                  (b) Concurrently herewith, or at any time hereafter at the request of the Company, and in furtherance and not in limitation of their obligations hereunder, the Basswood Group Members shall execute proxies or written instructions to any record holder of their Basswood Shares that shall direct such record holders to vote their beneficially owned Shares of Common Stock FOR approval of all of the Proposals to be submitted to a vote of the Company's shareholder at the Special Meeting. If a Basswood Group Member fails for any reason to issue such instructions to the record or nominee holder of its Shares or attempts to revoke any such instruction, such failure or attempted revocation shall constitute a breach of this Agreement and, without limiting any other rights or remedies that the Company have by reason thereof, the Proxy Holders, or either of them individually, shall have the right to vote that Members Shares at that Special Meeting in accordance with the provisions of this Section 5. The vote of a Proxy Holder shall control in any conflict between a vote of such Shares by a Proxy Holder and a vote by a Basswood Member or by a record or nominee holder of such Shares.

                  (c) Each of the foregoing proxies and powers of attorney, provided for in Paragraphs 5(a) and 5(b) above, are being granted as security for the obligations of the Basswood Group Members under this Agreement and a Settlement Agreement of even date herewith being entered into by them with the Company (the "Settlement Agreement") and shall be irrevocable for a period of eleven months following the date hereof, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke all prior proxies granted by such Basswood Group Members. The expiration of the foregoing 11 month period shall be "tolled" during any period that any Basswood Group Member is in breach of this Agreement or the Settlement Agreement and on the remedying of such breach such 11 month period shall be extended for a period of time equal to the duration of such breach.

                  (d) Each Basswood Group Member covenants that, except as set forth above in this Section 5, such Member shall not exercise any voting or consensual rights or grant any proxy or power of attorney to any Person with respect to such Member's Shares, and any attempt to do so shall be void and ineffective. The power of attorney granted in this Section 5 by each Basswood Group Member is a durable power of attorney and shall survive such Member's death, disability or other incapacity.

                  (e) Each Basswood Group Member shall execute and deliver such other documents or instruments as may be requested by the Company to better effectuate or evidence the power of attorney and proxy and the voting and consensual rights granted hereunder to the Proxy Holders with respect to each such Basswood Group Member's Shares. Such documents and instruments shall include, but shall not be limited to, an irrevocable instruction to the Inspector of Elections for any Company shareholders meeting, including the Special Meeting, that in the event that such Member's Shares are voted by such Member or such Member's agent or nominee in a manner inconsistent with this
Section 5 or inconsistent with voting instructions received from either or both of the Proxy Holders, such votes or written consents from the Member or its agent or nominee shall be disregarded and such Shares shall be voted in accordance with instructions given by either or both of the Proxy Holders (or by any persons to which they may, by substitution, assign such voting or consensual rights with respect to such Shares).

         6. Specific Performance. Each of the Basswood Group Members hereby acknowledges and agrees that irreparable injury to the Company would occur in the event any of the provisions of Section 1 or of Section 5 hereof were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be fully compensable in damages. It is therefore agreed by the Basswood Group Members that, without limiting any other rights or remedies available to the Company hereunder: (i) the Company shall be entitled to temporary, preliminary and permanent injunctive relief against any breach or threatened breach of, and to specific enforcement, of the terms of Section 1 or the terms of Section 5 hereof; and (ii) none of the Basswood Group Members shall take any action, directly or indirectly, in opposition to the Company's petition seeking such relief on the grounds that any other remedy or relief is available at law or in equity, and (iii) the Company shall not be obligated to post a bond, cash deposit or other security as a condition to the granting of such relief.

         7. Certain Definitions and Headings. As used in this Agreement:

                  (a) the terms "beneficial ownership" and "beneficially owned" and any variants thereof shall have the meaning given to such terms in Rule 13d-3, as such Rule is currently in effect, under the Exchange Act;

                  (b) the term "Person" shall mean any natural person, corporation, partnership (general or limited), limited liability company, group, syndicate, trust, government or agency thereof, or any other association or entity;

                  (c) the terms "Affiliates" and "Associates" shall have the respective meanings set forth in Rule 12b-2 promulgated by the Commission under the Securities Exchange Act of 1934, as in effect on the date hereof, and shall include Persons who are Affiliates or Associates of any Person on the date hereof or who become Affiliates or Associates of any Person subsequent to the date hereof;

                  (d) the word "including" shall be deemed to be followed by the words "without limitation" "but not limited to".

                  (e) The captions and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         8. Miscellaneous.

                  (a) Successors and Assigns. All the terms and provisions of this Agreement shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto; provided that neither the Company, on the one hand, nor any of the Basswood Members, on the other hand, may assign or otherwise transfer its rights or interests, nor delegate its duties hereunder without the prior written consent of the other party hereto. Neither the death, disability or incapacity (whether legal, physical or mental) of any party hereto occurring after the date hereof shall affect the continued and continuing validity or enforceability of this Agreement on such party and its successors, heirs, representatives or assigns and this Agreement shall survive and continue in full force and effect and to be binding on such party and its successors, heirs, representatives or assigns notwithstanding such death, disability or incapacity. Notwithstanding the foregoing, the Company may assign its rights to purchase any of the Basswood Group Shares to any of its directors or officers and to a limited number of other sophisticated investors (a "Permitted Assign"), provided that the Company shall be obligated to purchase and pay for any of the Shares which any Permitted Assignee agrees, but fails, to purchase and pay for at the Closing.

                  (b) Survival. All representations, warranties, covenants, agreements and understandings made by the parties in this Agreement or pursuant hereto shall survive the date hereof indefinitely.

                  (c) Entire Agreement; Amendment. Except for the Settlement Agreement, this Agreement (together with any Exhibits hereto) contains the entire understanding of the parties hereto with respect to its subject matter and there are no representations, warranties, agreements, covenants or undertakings that pertain to the subject matter of this Agreement other than those expressly set forth herein. This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or permitted assigns or, in the case of the Basswood Group Members by their Representative (as hereinafter defined).

                  (d) No Waiver. Any waiver by any party hereto of the duty to perform or of a breach of any obligation of another party hereto under this Agreement shall not be effective unless it is set forth in a written instrument signed and delivered by the party against whom the waiver is sought to be enforced and no such written waivers shall operate as or be construed to be a waiver of any other instance of a breach (actual or threatened) of or failure to perform the same obligation or of any other obligation of such party under this Agreement. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or course of conduct and shall not deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                  (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given on the day when delivered by hand, on the day when sent by telecopy and confirmed and on the third business day after being deposited in the mail (registered or certified, postage prepaid, return receipt requested) to the respective parties hereto as set forth in Exhibit E to the Settlement Agreement.

                  (f) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without reference to conflicts of law principles. Any action or proceeding brought with respect to this Agreement or the performance or non-performance by any party hereto of its obligations under this Agreement shall be brought and maintained exclusively in the Superior Court of the State of California in Los Angeles County or in the Federal District Court for the Central District of California and no party hereto shall contest the subject matter or personal jurisdiction or the venue of such court or courts, or assert the defense of forum nonconviens and each party agrees to accept and not challenge the adequacy of any notice in any such action or proceeding that is given by means of certified or registered first class mail.

                  (g) Severability. If any term, provision covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect, unless such actions would substantially impair the material benefits of any of the parties under the remaining provisions of this Agreement.

                  (h) Basswood Group Representative. Each Basswood Group Member hereby irrevocably appoints Matthew Lindenbaum as such Member's attorney-in-fact and representative (the "Representative"), to act in such Member's place, stead and name, to do any and all things and to execute any and all documents and give and receive any and all notices or instructions in connection with this Agreement and the transactions contemplated hereby. Notwithstanding any provision hereof to the contrary, the Company shall be entitled to rely upon, as being binding on each of the Basswood Group Members, any action taken by the Representative or upon any document, notice, instruction or other writing given or executed by the Representative, and any such act, document, notice, instruction or other writing shall bind and shall be strictly enforceable against each of the Basswood Group Members.

                  (i) Further Assurances. At the request of any party (a "requesting party") to another party hereto, on or at any time after the date hereof, such other party shall execute and deliver such instruments and documents requested by the requesting party in order to evidence or better effectuate, but not to enlarge, the rights of the requesting party under this Agreement.

                  (j) Interpretation. This Agreement is the result of arms-length bargaining between the parties and no provision of this Agreement or any ambiguity that may be found therein, shall be construed or interpreted against a party hereto because such party, or its counsel, was the primary draftsman of such provision.

                  (k) Expenses and Attorneys Fees. Each party hereto shall bear its own expenses in connection with the execution and delivery and performance by such party of this Agreement. In the event any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach or default in connection with any of the provisions of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                  (l) Joint and Several Obligations. The representations and warranties and the covenants of the Basswood Group Members under this Agreement shall be joint and several.

                  (m) Counterparts. This Agreement may be executed in counter parts, each of which shall be deemed an original, but each of which together shall constitute one and the same Agreement.

                        [SIGNATURES FOLLOW ON NEXT PAGE]


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

         IN WITNESS WHEREOF, the parties hereto have executed and delivered, or caused to be executed and delivered, this Settlement Agreement on the date first above written.


FOOTHILL INDEPENDENT BANCORP                 BASSWOOD FINANCIAL PARTNERS, L.P.,
a California corporation
                                             By: Basswood Partners, L.L.C.,
                                                 its General Partner

By:   /s/ DONNA MILTENBERGER                     By:  /s/ MATTHEW LINDENBAUM
      ----------------------------                    --------------------------


WHITEWOOD FINANCIAL PARTNERS, L.P.,          BASSWOOD PARTNERS, L.L.C.


By:  /s/ MATTHEW LINDENBAUM                  By:  /s/ MATTHEW LINDENBAUM
      ----------------------------                ------------------------------


BASSWOOD INTERNATIONAL FUND, INC.,           BASSWOOD CAPITAL MANAGEMENT L.L.C.,


By:  /s/ MATTHEW LINDENBAUM                  By:  /s/ MATTHEW LINDENBAUM
      ----------------------------                ------------------------------


/s/ MATTHEW LINDENBAUM                       /s/ BENNETT LINDENBAUM
----------------------------                ------------------------------
Matthew Lindenbaum                           Bennett Lindenbaum

                                    EXHIBIT A

                                                  Shares
Name of Basswood                               Beneficially       Purchase
  Group Member                                     Owned            Price
----------------                               ------------       --------
Basswood Financial Partners LP,
Basswood Partners LLC, Matthew
and Bennett Lindenbaum                            417,103       $4,796,684.50

Whitewood Financial Partners, L.P.                  4,193       $   48,219.50

Basswood International Fund, Inc.                 109,733       $1,261,929.50

Bennett Lindenbaum                                    100       $    1,150.00
                                                  -------       -------------
                           TOTALS                 531,129       $6,107,983.50
                                                  =======       =============

Basswood Shares to be purchased:

         By the Company:                          430,729       $4,953,383.50
         By certain officers and directors:       100,400       $1,154,600.00
                                                  -------       -------------
                           TOTALS                 531,129       $6,107,983.50
                                                  =======       =============